Exhibit 99.3

Press Release

Interpool, Inc. Announces Third Quarter 2003 Investor Update Conference Call

Princeton, NJ, May 4, 2004 – Interpool, Inc. (IPLI.PK) will hold a conference call at 11:00 AM EDT on May 6th. The call will discuss the Company’s third quarter 2003 financial results filed via Form 10Q on April 29th, and serve as a general update. Martin Tuchman, Chairman, Chief Executive Officer and President, and Jim Walsh, Executive Vice President and Chief Financial Officer will host the call.

Interested participants can access the call by dialing 888-823-7457 five minutes prior to the time of the update. Callers from outside North America can access the call by dialing 973-582-2718. A digital replay of the call will be available starting at 1:00 PM EDT on May 6th and lasting until 12:00 AM EDT on May 13th. To access the replay, please dial 877-519-4471, or 973-341-3080 for callers outside North America, and enter passcode 4758781.

The conference call will also be available live via webcast at www.interpool.com. To access the live webcast, please go to the Company’s web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, a replay will be available two hours after the call is completed and will remain available for thirty-days thereafter at www.interpool.com.

ABOUT INTERPOOL, INC.

Interpool is one of the world’s leading suppliers of equipment and services to the transportation industry. The company is the world’s largest lessor of intermodal container chassis and a world-leading lessor of cargo containers used in international trade.

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This Press Release contains certain forward-looking statements regarding future circumstances. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements, including in particular the risks and uncertainties described in the company’s SEC filings. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof.

Contact: Interpool, Inc.
James F. Walsh
Executive Vice President &
Chief Financial Officer
(609) 452-8900
www.interpool.com

Kathy Keyser
Gregory FCA Communications
Investor Relations
(610) 642-8253
kathy@gregoryfca.com